Exhibit 10.1

Execution Copy

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 3, 2011 by and among EXCEL TRUST, L.P. (the “Borrower”), EXCEL TRUST, INC. (the “Parent”), each of the Lenders party hereto (each a “Consenting Lender”), and WELLS FARGO BANK, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of July 8, 2010, as amended by that certain First Amendment to Credit Agreement dated as of September 8, 2010, as further amended by that certain Second Amendment to Credit Agreement dated as of December 3, 2010 (as may be further amended, supplemented, restated or otherwise modified from time to time, and as in effect immediately prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, the Parent, the Lenders, and the Administrative Agent desire to amend the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a) The Credit Agreement is hereby further amended by deleting the “Whereas” clause at the beginning of the Credit Agreement in its entirety and replacing it with the following:

“WHEREAS, the Administrative Agent, the Issuing Bank and the Lenders desire to make available to the Borrower a revolving credit facility in the initial amount of $200,000,000 which will include a $20,000,000 swingline subfacility and a $30,000,000 letter of credit subfacility, on the terms and conditions contained herein.”

(b) The Credit Agreement is hereby further amended by inserting the following new definitions into Section 1.1:

“Consolidated Affiliate” means, with respect to a Person (the “Investor”), any other Person (other than a Subsidiary or an Unconsolidated Affiliate of the Investor) in whom the Investor directly or indirectly holds less than a majority of the outstanding Equity Interests of such Person having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such Person (without regard to the occurrence of any contingency), but by reason of the legal structure of such Person or contracts binding on such Person, the financial results of such Person are required to be consolidated with those of the Investor in accordance with GAAP.

“Third Amendment Date” means June 3, 2011.

“Unrestricted 1031 Cash” means the aggregate amount of cash of the Borrower and all Guarantors that is held in escrow in connection with the completion of “like-kind” exchanges being effected in accordance with Section 1031 of the Internal Revenue Code.

(c) The Credit Agreement is hereby further amended by restating the definitions of “Applicable Margin”, clause (a) of the definition of “Borrowing Base Value”, “Capital Reserves”, “Capitalization Rate”, “Development Property”, “Fixed Charges”, “Floating Rate Indebtedness”, clause (l) of the definition of “Indebtedness”, “Interest Expense”, “LIBOR”, “LIBOR Market Index Rate”, “Maximum Loan Availability”, “Ownership Share”, “Property”, “Secured Indebtedness”, “Subsidiary”, “Termination Date”, “Total Asset Value”, “Total Liabilities” and clause (a) of the definition of “Unencumbered Asset Value”, in each case as set forth in Section 1.1 in their entireties as follows:

“Applicable Margin” means the percentage rate set forth below corresponding to the ratio of Total Liabilities to Total Asset Value as determined in accordance with Section 10.1.(b):

Level	Ratio of Total Liabilities to Total Asset Value	Applicable Margin for LIBOR Loans and Base Rate Loans
1	Less than or equal to 0.40 to 1.00	2.20%
2	Greater than 0.40 to 1.00 but less than or equal to 0.450 to 1.00	2.30%
3	Greater than 0.450 to 1.00 but less than or equal to 0.50 to 1.00	2.45%
4	Greater than 0.50 to 1.00 but less than or equal to 0.550 to 1.00	2.65%
5	Greater than 0.550 to 1.00	3.00%

The Applicable Margin for Loans shall be determined by the Administrative Agent from time to time, based on the range which the ratio of Total Liabilities to Total Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. then falls in the table set forth above (each a “Level”). Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the

Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Applicable Margin shall equal the percentage corresponding to Level 5 until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Third Amendment Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition. The provisions of this definition shall be subject to Section 2.4.(c).

“Borrowing Base Value” … (a) to the extent the Borrowing Base Value attributable to Borrowing Base Properties located in the same Metropolitan Statistical Area would exceed 30% of the aggregate Borrowing Base Value of all Borrowing Base Properties, such excess shall be excluded; provided, however, until the date that is 12 months after the Third Amendment Date, the limitation referred to above shall be 40% rather than 30%, but only with respect to Borrowing Base Properties located in the following Metropolitan Statistical Areas: the Birmingham-Hoover, AL Metropolitan Statistical Area, the San Diego-Carlsbad-San Marcos, CA Metropolitan Statistical Area, the Dallas-Fort Worth-Arlington, TX Metropolitan Statistical Area, the San Antonio, TX Metropolitan Statistical Area and the Washington-Arlington-Alexandria, DC-VA-MD-WV Metropolitan Statistical Area; …

“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $0.15 per square foot times (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Parent, the Borrower and the other Subsidiaries and the applicable Ownership Share of all Properties of all Consolidated Affiliates and Unconsolidated Affiliates.

“Capitalization Rate” means (a) 8.00% or (b) such higher percentage to which the Capitalization Rate may be increased pursuant to Section 2.12.

“Development Property” means a Property currently under development that has not achieved an Occupancy Rate of 80% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed. The term “Development Property” shall include real property of the type described in the immediately preceding sentence that is to be (but has not yet been) acquired by the Parent, the Borrower, any Subsidiary, any Consolidated Affiliate or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition. A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 12 months shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80%.

“Fixed Charges” means, with respect to a Person and for a given period, the sum of (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all regularly scheduled principal payments on Indebtedness made by such Person (including the Ownership Shares of such payments made by any Unconsolidated Affiliate of such Person) during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate of all cash dividends paid by such Person (including the Ownership Share of such cash dividends paid by any Consolidated Affiliate or Unconsolidated Affiliate of such Person) on any Preferred Stock during such period.

“Floating Rate Indebtedness” means all Indebtedness of a Person which bears interest at a variable rate during the scheduled life of such Indebtedness and for which such Person has not entered into an interest rate swap agreement, interest rate “cap” or “collar” agreement or other similar Derivatives Contract with a Person not an Affiliate of such Person and which, as of the date of determination, effectively limits such interest rate exposure in respect of such Indebtedness to a fixed rate less than or equal to a percentage approved by the Administrative Agent in writing.

“Indebtedness” … (l) such Person’s Ownership Share of the Indebtedness of any Consolidated Affiliate and Unconsolidated Affiliate of such Person …

“Interest Expense” means, with respect to a Person and for any period, (a) total interest expense of such Person for such period (including, without limitation, capitalized interest expense (other than capitalized interest funded from a construction loan interest reserve account)), plus (b) to the extent not already included in the foregoing clause (a), such Person’s Ownership Share of all Interest Expense for such period of Consolidated Affiliates and Unconsolidated Affiliates of such Person.

“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (.01%), obtained by dividing (i) the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%), referred to as the BBA (British Bankers’ Association) LIBOR rate as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rate for deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time, two (2) Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as

“Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 9:00 a.m. Pacific time for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.

“Maximum Loan Availability” means, at any time, the least of:

(a) the aggregate amount of the Revolving Commitments at such time;

(b) 60% of the sum of (x) the Borrowing Base Value of all Borrowing Base Properties at such time plus (y) Unrestricted 1031 Cash (such sum of (x) and (y) referred to in this definition as the “Adjusted Borrowing Base Value”); provided, that (i) Unrestricted 1031 Cash shall only be included in the determination of Adjusted Borrowing Base Value (A) for the period beginning on the Third Amendment Date and ending on the date that is 12 months after the Third Amendment Date and (B) if such Unrestricted 1031 Cash is subject to a Negative Pledge in favor of the Administrative Agent and the Lenders and (ii) to the extent that the aggregate amount of Unrestricted 1031 Cash that is included in the calculation of Adjusted Borrowing Base Value would exceed 25% of Borrowing Base Value, such excess shall be excluded from the calculation of Adjusted Borrowing Base Value; and

(c) an amount equal to the sum of (A) (i) the Borrowing Base NOI of all Borrowing Base Properties at such time (provided, that, to the extent the aggregate amount of rents attributable to leases of Borrowing Base Properties of a single tenant or a single group of affiliated tenants that are included in the calculation of Borrowing Base NOI would exceed 10% of Borrowing Base NOI, such excess shall be excluded for purposes of this clause (i)) divided by (ii)(A) the Applicable Mortgage Constant times (B) 1.50, plus (B) 60% of Unrestricted 1031 Cash; provided, that Unrestricted 1031 Cash shall only be included in the determination of this clause (c) (x) for the period beginning on the Third Amendment Date and ending on the date that is 12 months after the Third Amendment Date and (y) if such Unrestricted 1031 Cash is subject to a Negative Pledge in favor of the Administrative Agent and the Lenders.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary), any Consolidated Affiliate or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary,

Consolidated Affiliate or Unconsolidated Affiliate or (b) subject to compliance with Section 9.4(r), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary, Consolidated Affiliate or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary, Consolidated Affiliate or Unconsolidated Affiliate. If any Person shall act as the general partner of any partnership, the Ownership Share of such Person in such partnership shall be 100%.

“Property” means a parcel (or group of related parcels) of real property located in one of the states of the United States or in the District of Columbia and developed (or to be developed), and owned in fee simple or leased (in whole or in part) or operated, in each case by the Parent, the Borrower, any Consolidated Affiliate or any Unconsolidated Affiliate of the Parent, any other Subsidiary or any other Loan Party.

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is secured in any manner by any Lien on any property and, in the case of the Parent and any of its Subsidiaries, shall include (without duplication) the Parent’s and its Subsidiaries’ Ownership Share of the Secured Indebtedness of any of its Consolidated Affiliates or Unconsolidated Affiliates.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Termination Date” means July 7, 2014, as such date may be extended pursuant to Section 2.12.

“Total Asset Value” means, at a given time, the sum (without duplication) of all of the following of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis: (a) cash and Cash Equivalents (other than tenant deposits and other cash and Cash Equivalents the disposition of which is restricted in any way, provided that, beginning on the Third Amendment Date and ending on the date that is 12 months after the Third Amendment Date, Unrestricted 1031 Cash shall be included in the determination of Total Asset Value); plus (b), the quotient of (i) EBITDA of the Parent for the fiscal quarter most recently ended multiplied by 4, divided by (ii) the Capitalization Rate; plus (c) the GAAP book value of Properties acquired during the fiscal quarter most recently ended; plus (d) the GAAP book value of all Development Properties; plus

(e) the GAAP book value of Unimproved Land; plus (f) the GAAP book value of accounts receivable in an amount greater than 5% of the amount of Total Asset Value (calculated prior to any addition of accounts receivable thereto). The Borrower’s Ownership Share of assets held by Consolidated Affiliates and Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in the calculation of Total Asset Value consistent with the above described treatment for wholly owned assets. EBITDA attributable to (x) Properties acquired or disposed of during the fiscal quarter ending immediately prior to any date of determination of Total Asset Value or (y) Properties that were Development Properties at the end of such fiscal quarter, shall not be included in the calculation thereof. Solely for the purpose of calculating “Total Asset Value” at a given time prior to and including December 31, 2011, the Parent may add general and administrative expenses incurred in connection with a Property to EBITDA for purposes of calculating clause (b) of this definition; provided, however, that the total amount of general and administrative expenses added to EBITDA for any fiscal quarter shall not exceed $2,000,000.

“Total Liabilities” means, as of a given date, the aggregate principal amount of all Indebtedness of the Parent, its Subsidiaries and the Parent’s Ownership Share of its Consolidated Affiliates and Unconsolidated Affiliates, determined on a consolidated basis.

“Unencumbered Asset Value” … (a) cash and Cash Equivalents (other than tenant deposits and other cash and Cash Equivalents the disposition of which is restricted in any way, provided that, beginning on the Third Amendment Date and ending on the date that is 12 months after the Third Amendment Date, Unrestricted 1031 Cash shall be included in the determination of Unencumbered Asset Value) …

(d) The Credit Agreement is hereby further amended by deleting the defined terms “Follow-On Offering”, “Follow-On Offering Event” and “LIBOR Floor” in their entireties from Section 1.1.

(e) The Credit Agreement is hereby further amended by deleting the first sentence of Section 3.5(b) in its entirety and replacing it with the following:

“During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders an unused facility fee equal to (i) the sum of the daily amount by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities multiplied by (ii) 0.35% per annum.”

(f) The Credit Agreement is hereby further amended by deleting clause (b) of Section 4.3 in its entirety and replacing it with the following:

“(b) at least 6 Properties that (x) have an aggregate Borrowing Base Value of at least $100,000,000 and (y) are not leased by a single tenant, will remain Borrowing Base Properties after giving effect to such Property Removal;”

(g) The Credit Agreement is hereby further amended by deleting Section 8.14(a) in its entirety and replacing it with the following:

“(a) Within 10 Business Days of any Person (other than an Excluded Subsidiary) becoming a Material Subsidiary after the Agreement Date, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (a) an Accession Agreement executed by such Material Subsidiary and (b) the items that would have been delivered under subsections (iv) through (viii) and (xiii) of Section 6.1.(a) if such Subsidiary had been a Guarantor on the Agreement Date; provided, however, promptly (and in any event within 5 Business Days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section.”

(h) The Credit Agreement is hereby further amended by deleting Section 9.4(g) in its entirety and replacing it with the following:

“(g) No later than (i) 45 days after the end of each fiscal year of the Parent ending prior to the Termination Date, (ii) 45 days after the end of a fiscal quarter of the Parent during which an event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect has occurred, or (iii) 45 days after the end of a fiscal quarter of the Parent if requested in writing by the Administrative Agent, (A) projected balance sheets, operating statements, profit and loss projections and cash flow budgets of the Parent and its Subsidiaries on a consolidated basis for the immediately following period of four consecutive fiscal quarters, all itemized in reasonable detail, and to be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent, and when appropriate its consolidated Subsidiaries, will be in compliance with the covenants contained in Sections 10.1. at the end of each fiscal quarter during such period and (B) cash flow and property level budgets for each Borrowing Base Property for such period of four consecutive fiscal quarters;”

(i) The Credit Agreement is hereby further amended by deleting Section 9.4(j) in its entirety and replacing it with the following:

“(j) A copy of any amendment to the certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents of the Parent, the Borrower or any other Loan Party within 10 Business Days after the effectiveness thereof;”

(j) The Credit Agreement is hereby further amended by deleting Sections 10.1(b), (c) (e), respectively, in their entireties and replacing them with the following:

“(b) Ratio of Total Liabilities to Total Asset Value. The Parent shall not permit the ratio of (i) Total Liabilities to (ii) Total Asset Value to exceed 0.60 to 1.00 at any time.”

“(c) Ratio of Adjusted EBITDA to Fixed Charges. The Parent shall not permit the ratio of (x) Adjusted EBITDA for any fiscal quarter to (y) Fixed Charges of the Parent and its Subsidiaries determined on a consolidated basis for such fiscal quarter, to be less than 1.50 to 1.00 as of each fiscal quarter ending after the Third Amendment Date.”

“(e) Ratio of Unsecured Indebtedness to Unencumbered Asset Value. The Parent shall not permit the ratio of (i) Unsecured Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Unencumbered Asset Value to be greater than 0.60 to 1.00 at any time.”

(k) The Credit Agreement is hereby further amended by deleting the last sentence of Section 10.1(g) in its entirety and substituting in its place the following:

“In addition to the foregoing limitations, the aggregate value of all of the items subject to the limitations in the preceding clauses (ii) through (vii) shall not exceed: 20% of Total Asset Value. For purposes of this subsection, if a Development Property is owned by an Unconsolidated Affiliate of the Parent, then the product of (A) the Parent’s Ownership Share in such Unconsolidated Affiliate and (B) the amount of the Total Budgeted Costs for such Development Property shall be used in calculating such investment limitation.”

(l) The Credit Agreement is hereby further amended by deleting Section 10.1(h) in its entirety and substituting in its place the following:

“(h) Floating Rate Indebtedness. The Parent shall not, and shall not permit any Subsidiary to, incur, assume or suffer to exist Floating Rate Indebtedness (excluding Loans outstanding hereunder but including the Parent’s Ownership Share of the Floating Rate Indebtedness of its Consolidated Affiliates and Unconsolidated Affiliates) in an aggregate outstanding principal amount in excess of 35.0% of the aggregate amount of Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis and the Parent’s Ownership Share of the Indebtedness of its Unconsolidated Affiliates at any time.”

(m) The Credit Agreement is hereby further amended by deleting Section 10.1(i) in its entirety and substituting in its place the following:

“(i) [Intentionally Deleted.]”

(n) The Credit Agreement is hereby further amended by deleting clauses (ii) and (iii) of Section 10.1(j) in its entirety and substituting in its place the following:

“(ii) [Intentionally Deleted.]

(iii) the Borrower may pay cash dividends to the Parent and other holders of partnership interests in the Borrower with respect to any period of four consecutive fiscal quarters to the extent necessary for the Parent to distribute, and the Parent may so distribute, cash dividends to its shareholders in an aggregate amount not to exceed the greater of (i) the amount required to be distributed for the Parent to remain in compliance with Section 8.12. or (ii) 95.0% of Funds From Operations;”

(o) The Credit Agreement is hereby further amended by deleting clause (c) of Section 10.1(l) in its entirety and substituting in its place the following:

“(c) the number of Borrowing Base Properties to be less than 6.”

(p) The Credit Agreement is hereby further amended by deleting Section 10.2 in its entirety and substituting in its place the following:

“Section 10.2 Negative Pledge.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or Subsidiary to, (a) create, assume, incur, permit or suffer to exist any Lien on Unrestricted 1031 Cash or any Borrowing Base Property or any direct or indirect ownership interest of the Borrower in any Person owning any Borrowing Base Property, now owned or hereafter acquired, except for Permitted Liens or (b) permit Unrestricted 1031 Cash or any Borrowing Base Property or any direct or indirect ownership interest of the Borrower or in any Person owning a Borrowing Base Property, to be subject to a Negative Pledge.”

(q) The Credit Agreement is hereby further amended by deleting Section 11.1(a)(ii) in its entirety and substituting in its place the following:

“(ii) The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement (other than described in subsection (a)(i) above), any other Loan Document or the Fee Letter, or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party; and, in the case of this subsection (a)(ii) only, such failure shall continue for a period of 7 Business Days after the date such payment becomes due.”

(r) The Credit Agreement is hereby further amended by deleting Schedule I in its entirety and substituting in its place Schedule I attached hereto.

Section 2. Joinder of New Lenders. Subject to the satisfaction of the conditions set forth in Section 4 hereof, each of the Lenders identified as “New Lenders” on Schedule I attached hereto (each a “New Lender”, and collectively the “New Lenders”):

(a) acknowledges and agrees that, from and after the date hereof, it shall be a Lender under the Credit Agreement (as amended by this Amendment), with a Revolving Commitment in the amount set forth next to its name on Schedule I attached hereto, all as if the New Lender was an original Lender under and signatory to the Credit Agreement having a Revolving Commitment in such amount. In addition to the foregoing, on the date hereof, the New Lender agrees to purchase from the other Lenders its Revolving Commitment Percentage (as determined after giving effect to the amendments made hereby) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders at the Principal Office, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such New Lender plus (B) the aggregate amount of payments previously made by the other Lenders under Sections 2.2(i) or 2.3(e) of the Credit Agreement which have not been repaid (to the extent such payments have not become Revolving Loans) plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans on the day other than the last day of an Interest Period;

(b) (i) represents and warrants to the Administrative Agent, the other Lenders and the Borrower that it is (A) legally authorized to enter into this Amendment and to become a Lender under the Credit Agreement (as amended by this Amendment) and (B) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to become a Lender; and (iii) appoints and authorizes the Administrative Agent to take such action as contractual representative on the New Lender’s behalf and to exercise such powers under the Credit Agreement (as amended by this Amendment) and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

(c) makes and confirms to the Administrative Agent and the Lenders all of the representations, warranties and covenants of a Lender under Article XII of the Credit Agreement. Not in limitation of the foregoing, the New Lender acknowledges and agrees that (i) it has, independently and without reliance upon the Administrative Agent, any other Lender, counsel to the Administrative Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries and other Affiliates thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered under the Loan Documents, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to become a Lender under the Credit Agreement; (ii) it will, independently and without reliance upon the Administrative Agent, or any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents; and (iii) except as expressly provided in the Credit Agreement (as amended by this Amendment) or any other Loan Document, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the New Lender with any credit or other information with respect to the Borrower, any Subsidiary or any other Loan Party or to notify the New Lender of any Event of Default; and

(d) has delivered an Administrative Questionnaire to the Administrative Agent.

Section 3. Revolving Commitments of Existing Lenders. Subject to the satisfaction of the conditions set forth in Section 4 hereof, each of the Lenders identified as an “Existing Lender” on Schedule I attached hereto (each a “Existing Lender” and collectively the “Existing Lenders”) hereby acknowledges and agrees that its Revolving Commitment shall be the amount set forth next to its name on Schedule I attached hereto.

Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a) A counterpart of this Amendment duly executed by the Borrower, the Parent and each of the Lenders;

(b) A Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c) An amended and restated Revolving Note payable to each Existing Lender and a Revolving Note payable to each New Lender, in each case in the amount of such Lender’s Revolving Commitment as set forth on Schedule I attached hereto;

(d) An opinion of counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering the matters set forth in Exhibit A attached hereto;

(e) A certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party;

(f) A certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party (A) certifying that there has been no change to (i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument of such Loan Party and (B) that attaches all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of this Amendment, the Notes and authorizing the increased Revolving Commitments effected hereby, in the case of the Borrower, and the Guarantor Acknowledgement, in the case of the Guarantors;

(g) Evidence that all fees and expenses payable pursuant to the Fee Letter dated April 28, 2011 among the Borrower, the Parent, the Administrative Agent and Wells Fargo Securities, LLC have been paid; and

(h) Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 5. Representations. Each of the Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a) Authorization. Each of the Parent and the Borrower, as applicable, has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and the Parent, as applicable, and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower and the Parent, as applicable, enforceable against such Person in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by the Borrower and the Parent, as applicable, of this Amendment and the performance by the Borrower and the Parent, as applicable, of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any other Loan Party.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof (other than as described in Section 2 herein) nor will exist immediately after giving effect to this Amendment.

Section 6. Reaffirmation of Representations by Borrower and Parent. Each of the Parent and the Borrower hereby repeats and reaffirms all representations and warranties made by the Parent and the Borrower to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 7. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 8. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 13. Loan Documents. This Amendment and the executed Guarantor Acknowledgement substantially in the form attached hereto as Exhibit A shall be deemed to be “Loan Documents” for all purposes under the Credit Agreement and the other Loan Documents.

Section 14. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed as of the date first above written.

THE BORROWER:

EXCEL TRUST, L.P.

By:	Excel Trust, Inc., its sole general partner

By:
	Name:	James Y. Nakagawa
	Title:	CFO

THE PARENT:

EXCEL TRUST, INC.

By:
	Name:	S. Eric Ottesen
	Title:	SVP, General Counsel and Secretary

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to

Credit Agreement for Excel Trust, L.P.]

THE ADMINISTRATIVE AGENT AND THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:
	Name:	Dale Northup
	Title:	Vice President

[Signatures Continued on Next Page]

2

[Signature Page to Third Amendment to

Credit Agreement for Excel Trust, L.P.]

KEYBANK, NATIONAL ASSOCIATION, as a Lender

By:
	Name:	DANIEL L. SILBERT
	Title:	SR. BANKER

[Signatures Continued on Next Page]

3

[Signature Page to Third Amendment to

Credit Agreement for Excel Trust, L.P.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name: Michael Paris
Title: Vice President

[Signatures Continued on Next Page]

4

[Signature Page to Third Amendment to

Credit Agreement for Excel Trust, L.P.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
	Name:	Darin Mortimer
	Title:	Vice President

[Signatures Continued on Next Page]

5

[Signature Page to Third Amendment to

Credit Agreement for Excel Trust, L.P.]

BARCLAYS BANK PLC, as a Lender

By:
	Name:	Diane Rolfe
	Title:	Director

[Signatures Continued on Next Page]

6

[Signature Page to Third Amendment to

Credit Agreement for Excel Trust, L.P.]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:
	Name:	Sherrese Clarke
	Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to

Credit Agreement for Excel Trust, L.P.]

RAYMOND JAMES BANK, FSB, as a Lender

By:
	Name:	James M. Armstrong
	Title:	Vice President

[Signatures Continued on Next Page]

8

[Signature Page to Third Amendment to

Credit Agreement for Excel Trust, L.P.]

UBS LOAN FINANCE LLC, as a Lender

By:
	Name:	Mary E. Evans
	Title:	Associate Director

By:
	Name:	Irja R. Otsa
	Title:	Associate Director

9

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of June 3, 2011 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, Excel Trust, L.P. (the “Borrower”), Excel Trust, Inc., the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of July 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of July 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Administrative Agent and the Lenders are to enter into a Third Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures on Next Page]

A-1

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE GUARANTORS:

EXCEL TRUST, INC.

EXCEL BARBOURVILLE LLC

EXCEL BECKLEY LLC

EXCEL BRANDYWINE LLC

EXCEL FOXWOOD LLC

EXCEL JEWEL LLC

EXCEL NEWPORT LLC

EXCEL NORTH CORBIN LLC

EXCEL PRINCETON LLC

EXCEL ROCKWALL LLC

EXCEL ROSEWICK LLC

EXCEL SOUTH CORBIN LLC

EXCEL VESTAVIA, LLC

By:
	Name:	S. Eric Ottesen
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT B

FORM OF OPINION OF COUNSEL

[LETTERHEAD OF COUNSEL TO THE LOAN PARTIES]

June 3, 2011

Wells Fargo Bank, National Association, as Administrative Agent

401 B. Street, Suite 1100

San Diego, California 92101

The Lenders party to the Credit Agreement

    referred to below

Ladies and Gentlemen:

We have acted as counsel to Excel Trust, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”) and Excel Trust, Inc., a corporation formed under the laws of the State of Maryland (the “Parent”), in connection with the negotiation, execution and delivery of that certain Third Amendment to Credit Agreement, which amends that certain Credit Agreement dated as of July 8, 2010, as amended by that certain First Amendment to Credit Agreement dated as of September 8, 2010, and as further amended by that certain Second Amendment to Credit Agreement dated as of December 3, 2010 (the “Credit Agreement”), by and among the Borrower, the Parent, the financial institutions party thereto and their assignees under Section 13.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. We have also acted as counsel to each of the Guarantors listed on Schedule 1 attached hereto (the “Guarantors”; together with the Borrower and the Parent, the “Loan Parties”), in connection with the Guaranty and the other Loan Documents identified below to which they are party. Capitalized terms not otherwise defined herein have the respective meaning given them in the Credit Agreement.

In these capacities, we have reviewed executed copies of the following:

(a) the Credit Agreement;

(b) the Third Amendment to Credit Agreement;

(c) the Notes; and

(d) the Guarantor Acknowledgement.

The documents and instruments set forth in items (b) through (d) are referred to herein as the “Amendment Documents”. The Amendment Documents and the Credit Agreement, as amended by the Third Amendment to Credit Agreement, are referred to herein as the “Loan Documents”.

A-1

In addition to the foregoing, we have reviewed the [articles or certificate of incorporation, by-laws, declaration of trust, partnership agreement and limited liability company operating agreement, as applicable,] of each Loan Party and certain resolutions of the board of trustees or directors, as applicable, of each Loan Party (collectively, the “Organizational Documents”) and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments, and made such other investigations of law and fact, as we have deemed necessary or advisable for the purposes of rendering this opinion. In our examination of documents, we assumed the genuineness of all signatures on documents presented to us as originals (other than the signatures of officers of the Loan Parties) and the conformity to originals of documents presented to us as conformed or reproduced copies.

Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, we are of the opinion that:

1. The Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power to execute and deliver the Amendment Documents to which it is a party, and to perform its obligations under the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted.

2. Each Guarantor is a [corporation, trust, partnership or limited liability company, as applicable,] duly organized or formed, validly existing and in good standing under the laws of the State of its organization or formation and has the power to execute and deliver, and to perform its obligations under, the Guarantor Acknowledgement, to own and use its assets, and to conduct its business as presently conducted.

3. Each Loan Party has duly authorized the execution and delivery of the Amendment Documents to which it is a party and the performance by such Loan Party of all of its obligations under each Loan Document to which it is a party.

4. Each Loan Party has duly executed and delivered the Amendment Documents to which it is a party.

5. Each Loan Document is a valid and binding obligation of each Loan Party which is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by: (a) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court before which any such remedies or relief may be sought.

6. The execution and delivery by each Loan Party of the Amendment Documents to which it is a party do not, and if each Loan Party were now to perform its obligations under the Loan Documents to which it is a party, such performance would not, result in any:

(a) violation of such Loan Party’s Organizational Documents;

(b) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which such Loan Party or its assets are subject;

(c) breach or violation of or default under, any agreement, instrument, indenture or other document evidencing any indebtedness for money borrowed or to our knowledge any other material agreement to which such Loan Party is bound or under which a Loan Party or its assets is subject;

(d) creation or imposition of a lien or security interest in, on or against the assets of such Loan Party under any agreement, instrument, indenture or other document evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, such Loan Party is bound or under which a Loan Party or its assets is subject; or

(e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, such Loan Party or its assets are subject.

7. The execution and delivery by each Loan Party of each of the Amendment Documents to which it is a party, and the performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority of the United States of America or the States of Delaware, Maryland, New York or [                    ].

8. To our knowledge, (a) there are no judgments outstanding against any of the Loan Parties or affecting any of their respective assets, nor is there any litigation or other proceeding against any of the Loan Parties or its assets pending or overtly threatened, could reasonably be expected to have a materially adverse effect on the validity or enforceability of any of the Loan Documents, (b) no Loan Party is subject to any bankruptcy or other insolvency proceedings or any assignment for the benefit of creditors and (c) no Loan Party or Borrowing Base Property is operating under or subject to any receiver, trustee or similar entity for the benefit of creditors.

This opinion is limited to the laws of the States of [            ] and New York and the federal laws of the United States of America, and we express no opinions with respect to the law of any other jurisdiction.

[Other Customary Qualifications/Assumptions/Limitations]

This opinion is furnished to you solely for your benefit in connection with the consummation of the transactions contemplated by the Credit Agreement and may not be relied upon by any other Person, other than an Assignee of a Lender, or for any other purpose without our express, prior written consent.

Very truly yours, [NAME OF LAW FIRM]

By:
A Partner

SCHEDULE 1

Guarantors

Name	Jurisdiction of Formation	Jurisdictions of Foreign Qualification

SCHEDULE I

Commitments

Existing Lenders	Commitment
Wells Fargo Bank, National Association	$45,000,000
KeyBank National Association	$40,000,000
U.S. Bank National Association	$25,000,000
PNC Bank, National Association	$20,000,000
Barclays Bank PLC	$12,500,000
Morgan Stanley Senior Funding, Inc.	$10,000,000
Raymond James Bank, FSB	$10,000,000
UBS Loan Finance LLC	$12,500,000

New Lenders	Commitment
Union Bank, N.A.	$15,000,000
City National Bank	$7,500,000
Morgan Stanley Bank, N.A.	$2,500,000
Total:	$200,000,000.00